Exhibi 10.5

ASTRATA (SINGAPORE) PTE LTD

as Chargor

And

FAME TRADING LTD.

as Lender

DEBENTURE

CONTENTS
Execution Copy

Clause	Heading	Page
1.	Definitions	1-2
2.	Facility	3
3.	Charge	3
4.	Position of Other Security	4
5.	Continuing Security	4-5
6.	Covenants and Undertakings	5-7
7.	Events of Default	7-8
8.	Powers of The Lender on Default By The Chargor	8-9
9.	Representations and Warranties	9-10
10.	Appointment of Receiver	11
11.	Receiver	11-13
12.	Power of Attorney	13
13.	Application of Monies By Receiver	13-14
14.	Appointment of Receiver Not Affecting Other Powers	14
15.	Appointment of Lender As Attorney In Fact	14
16.	No Enquiry By Third Pasty	14
17.	Waiver Not To Prejudice Rights of The Lender	14-15
18.	Indulgence	15
19.	Rights of The Lender	15
20.	Payment	16
21.	Remedies and Waivers	16
22.	Indemnity	16-17

CONTENTS
Execution Copy

THIS DEBENTURE is made the 18th day of May 2009

BETWEEN

A.
ASTRATA (SINGAPORE) PTE LTD (the "Chargor", which expression shall unless the context otherwise requires, include its successors and permitted assigns), a company incorporated in the Republic of Singapore and having its registered office at 135 Joo Seng Road #02-01, Singapore 368363.

AND

B.
FAME TRADING LTD (the "Lender”, which expression shall unless the context otherwise requires, include its successors and permitted assigns, a company incorporated in British Virgin Islands and having its registered office at Akara Building, 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

WHEREAS

(1)
The Lender has, at the request of the Chargor, agreed to make available to the Chargor, inter alia, theFacility (as hereinafter defined) on the terms and conditions contained in the Transaction Documents (as hereinafter defined).

(2)
As a condition precedent to and security for the grant of the Facility. the Charger has agreed, inter alia, to execute a floating charge over the Charged Property (as hereinafter defined) in favour of the Lender, as security for the payment and repayment by the Charger of the Total Indebtedness (as hereinafter defined).

NOW THIS DEBENTURE WITNESSETH as follows:

1.	DEFINITIONS

(A)
Interpretation : In this Debenture, except to the extern that the context otherwise requires all words and expressions as defined in the Facility Agreement shall have the same meanings when used or referred to herein and in addition. the following words or expressions shall have the following meanings respectively.

"Business Day" means a thy on which the banks are open for business in United States of America and Singapore except Saturday-s, Sundays and public holidays in the said countries;

“Charged Property" means the property and assets of the Chargor charged pursuant to Clause 3 hereof:

“Event of Default" means any one of the events mentioned in Clause 7 or any event or circumstance which, with the giving of any notice, and/or the lapse of any period of time, and/or the fulfilment of any other requirement could become in the view of the lender one of the events mentioned in that Clause;

"Facility Agreement" means the facility agreement to be executed by the Lender and the Borrower contemporaneously with the execution of this Debenture;

"Lien" means any mortgage, deed of trust, charge, pledge, lien, attachment, encumbrance or other security interest or any segregation of assets or revenues or other preferential arrangement (whether or not constituting a security interest and whether or not enforceable in law) with respect to any present or future assets. revenues or rights to the receipt of income of the party referred to in the context in which the term is used;

"Receivables" means all rights now owned or hereafter acquired or created, to payment under any contract not yet earned by performance, all book debts, invoice debts, contract rights, accounts, notes, bills, acceptances and other forms of obligation raised by or owing to the Chargor (including all rights to receive pay-merits under presently existing or hereafter acquired or created letters of credit) or by virtue of goods sold or leased, services rendered whether or not evidenced by any writing. and all extensions and renewals of any of the above;

"Total Indebtedness" has the meaning ascribed to it in the Facility Agreement;

“Facility" has the meaning ascribed to it in the Facility Agreement; and

“Transaction Documents” has the meaning ascribed to it in the Facility Agreement.

(B)	Miscellaneous :

(i)
References to the "Debenture” include references to any deed or other document executed in order to perfect the security hereby constituted or in pursuance of any of the provisions contained or incorporated herein;

(ii)	Any reference to a "Receiver" includes a reference to a “Receiver and Manager" or "Manager";

(iii)	Words importing the singular number include the plural number and vice versa. and words importing a particular gender include any other gender;

(iv)	The words "hereof”, “hereon" and "hereunder" and words of similar import refer to this Debenture as a whole and not to any particular provision of this Debenture;

(v)	The headings to the Clauses hereof shall not be deemed to be a part thereof or be taken in consideration in the interpretation or construction thereof or of this Debenture;

(vi)	References herein to Clauses, Schedules and Appendices are references to Clauses, Schedules and Appendices of this Debenture;

(vii)	References to documents include amendments, modification, variations, replacements and supplements thereto;

(viii)	References to statutes and other legislation include re-enactments and amendments thereof and include any subordinate legislation made under any such statute;

(ix)	References to a party include its permitted assigns and transferees and its successors in title; and

(x)
References to a “person" includes any individual, company, corporation, firm partnership, joint venture, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality).

2.	FACILITY

(A)	Subject to the provisions of the Transaction Documents. the Lender hereby agrees to make available to the Chargor the Facility in accordance with the terms of the Facility Agreement.

(B)	The Charger hereby covenants and undertakes that it will duly pay to the Lender the Total Indebtedness.

3.	CHARGE

(A)
Floating Charge : The Chargor as beneficial owner. and as a continuing security far the payment and discharge of the Total Indebtedness and for the observance and performance by the Chargor of all its obligations to the Lender under or in connection with the Facility. hereby charges and agrees to charge in favour of the Lender by way of FIRST FLOATING CHARGE the whole of the Chargor's undertaking and all its property and assets whatsoever and wheresoever present and future including all its present and future state, right, title and interest in and to all benefits accrued and to accrue to the Chargor in relation to its Receivables and cash at bank and all other book and other debts and monetary claims now or at any time hereafter due or owing (including without limitation, things in action which may give rise to any debt, revenue or claim) to the Charger in connection with or in relation to its Receivables together with the full benefit of all guarantees and securities therefor and indemnities in respect thereof and all Liens, reservations Untie, rights of tracing and other rights and remedies enabling the Charger to enforce or obtain the Receivables or such cash at bank or any such debts or claims, or any crystallization of the floating charge hereby created. whatsoever and wheresoever present the undertaking, property, assets and rights comprised within the floating charge created by this clause hereinafter called the "Charged Property").

PROVIDED ALWAYS THAT from the date hereof the Charger is not to be at liberty to and shall not create any assignment, mortgage or charge upon and so that no Lien shall in any case or in any manner arise on or affect any part of the Charged Property either in priority to or pari passu with or ranking after the charges hereby created and further that the Chargor shall have no power without the prior consent of the Lender such consent not to be unreasonably withheld) in writing to:-

(a)
(save in favour of the Lender) create, extend or permit to subsist any mortgage or other fixed security, floating charge, pledge, hypothecation or Lien (other than a Lien. arising in the ordinary course of business by operation of law) or other security interest of any kind, whether in any such case ranking in priority to orpari passu with or after the floating charge created by the Charger under the preceding provisions of this Clause 3(A); and/or

(b)
 (save in the ordinary course of business) sell, transfer, assign or part with in any way or otherwise dispose of, whether by means of one or a number of transactions related or not and whether at one time or over a period of time, the whole or any part of the Charged Property, or enter into an agreement (other than an agreement conditional upon such consent or agreement of the Lender being obtained) for any such sale, transfer, assignment or other disposal.

(B)
Continuing Obligations: Notwithstanding anything in this Debenture to the contrary, all obligations of the Chargor in respect of the Charged Property shall continue to be the obligations of and shall be promptly and duly performed and complied with by the Chargor.

(C)	Rights and Privileges : The Charged Property shall be charged in favour of the Lender together with all rights and privileges connected therewith.

4.	POSITION OF OTHER SECURITY

(A)
Debenture Not to Prejudice other Securities : This Debenture is in addition and without prejudice to nor shall it affect any other charge, mortgage, Lien, collateral, security or other instruments or letters of set-off which the Lender may now or hereafter hold from time to time from or on account of the Chargor nor shall such collateral or other security or any Lien to which the Lender may otherwise be entitled (including any security, charge or Lien prior to the date of this Debenture) or the liability of any person or persons not parties hereto for all or any part of the Total Indebtedness be in any way prejudiced or affected by this Debenture. The Lender shall have full powers and absolute discretion to deal with, exchange, release, vary, modify, omit, neglect or abstain from perfecting or enforcing any such collateral or other securities or other guarantees or rights which the Lender may now or hereafter have from or against such person or persons or to give time for payment or any indulgence to any such other person or persons without discharging or in any way affecting the Charger's liabilities or the Total Indebtedness or the security created hereunder. All moneys received by the Lender from the Chargor or any person or persons liable to pay the same may be applied by the Lender to any account or item of account or any transactions to which the same may be applicable.

(B)
Other Securities not to Prejudice Debenture : Nothing contained in any other charge, mortgage, Lien or security which the Lender holds or may at any time hold from the Chargor alone or jointly with any other person on any account whatsoever anywhere whether in or outside Singapore shall prejudice or affect this Debenture.

5.	CONTINUING SECURITY

(A)
 No Discharge by Part Payment : This security shall not be considered as satisfied by any intermediate payment or satisfaction of the whole or any part of the Total Indebtedness but shall constitute and be a continuing security to the Lender and extend to cover all or any of the Total Indebtedness.

(B)
Avoidance of Security. : No assurance. security or payment which may be avoided under the Companies Act, Chapter 50 Singapore or under any other provision or enactment of any jurisdiction relating to bankruptcy, winding up. insolvency or any analogous proceedings and no release, settlement, discharge or arrangement which may have been given or made on the faith of any such assurance, security or payment shall prejudice or affect the right of the Lender to enforce the security provided hereunder to the full extent or to recover from the Charger to the full extent as provided for hereunder as if such payment, release, settlement, discharge or arrangement (as the case may be) had never been granted, given or made; and any such release, settlement, discharge or arrangement shall (as between the Lender and the Chargor be deemed to have been granted, given or made upon the express condition that it shall be wholly void and of no effect if the payment on the faith of which it was granted, given or made shall at any time thereafter be void under any such provision as referred to above so that thereafter the Lender shall be entitled to exercise all their rights hereunder against the Charger as if such release, settlement. discharge or arrangement had never been granted, given or made, if in the Lender's reasonable opinion there is a possibility that any such payment, release, settlement, discharge or arrangement may be void or avoided, the Lender shall be at liberty at its absolute discretion to retain the security so created as security for the Total Indebtedness for a period of six months after the Total indebtedness have been paid in full.

(C)	Security to Continue to be Valid and Binding : This security shall continue to be valid and binding for all purposes notwithstanding:-

(i)
any change by amalgamation, consolidation, reconstruction, merger, reorganisation orotherwise which may be made in the constitution of the company by which the business of the Lender may for the time being be carried on and shall he available to the company carrying on the business of the Lender for the time being; or

(ii)	the insolvency. liquidation or winding-up of the Charger (as the case may be) or any commencement of any of the foregoing; or

(iii)	any change in constitution, amalgamation, consolidation, reconstruction, merger or reorganisation of or affecting the Chargor (as the case may be); or

(iv)
the illegality, invalidity or unenforceability of or any defect in any provision of any of the Transaction Documents, the Facility or any other security, guarantee or indemnity or any of the obligations of any of the parties thereunder; or

(v)	any other matter or thing whatsoever.

6.	COVENANTS AND UNDERTAKINGS

(A)
Affirmative Undertakings: The Chargor hereby covenants and undertakes with the Lender that at all times during the continuance of the Transaction Documents and until the full and final discharge of all the Total Indebtedness, the Charger shall:-

(i)
Punctual Payment: punctually pay all amounts due owing or remaining unpaid under the Transaction Documents on the due dates thereof and in accordance with the provisions of the Transaction Documents, and the Charger shall also duly observe, perform and comply with all the terms, conditions, obligations, undertakings, stipulations and covenants to be observed and performed and complied with by it in accordance with the Transaction Documents or any other documents called for by the terms of' the Transaction Documents;

(ii)
Payments: duly and punctually pay and discharge all rents rates assessments taxes and governmental charges and all outgoings and all charges payable in respect of its assets as soon as the same become due and in any event prior to the date on which penalties become attached thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings and will produce to the Lender on demand all receipts for such payments and in default of payment or production as aforesaid it shall be lawful (but not obligatory) for the Lender to pay all or any of such rents rates assessments taxes and other outgoings and charges on behalf of the Chargor and thereupon the sums so paid by the Lender shall on demand be repaid to the Lender, and the Chargor will also make timely filings of all tax returns and governmental reports required to be filed or submitted under any applicable laws or regulations;

(iii)
Authorisations: maintain in full force and effect all governmental consents, licences, authorisations, approvals, declarations, filings and registrations obtained or made in connection with the Transaction Documents and every document the execution and delivery of which is contemplated hereby (including without limitation foreign exchange and transfer permits regarding amounts due hereunder and thereunder) and take all such additional action as may be proper or advisable in connection therewith, and obtain or effect any new or additional governmental consents, licences, authorisations, approvals, declarations, filings or registrations as may become necessary for the performance of any of the terms and conditions of the Transaction Documents;

(iv)
Adverse Change: promptly notify the Lender of any material adverse event or material change in  its condition (financial or otherwise) and of any litigation, arbitration or administrative proceedings being threatened or initiated against it which is likely to affect materially and adversely its operations or financial condition, all such notification to be given to the Lender promptly upon the Chargor becoming aware of the said change or of the said litigation. arbitration or proceedings or threat thereof and the amount of contingent liability, if such amount is ascertainable;

(v)
Notification: promptly inform the Lender of any Event of Default or any event or the receipt of any notice which may affect the fulfilment by the Chargor of any of its covenants or obligations hereunder, or may affect its ability to carry on its businesses or any application made or an order for the Chargor to be placed under judicial management or for the appointment of a judicial manager upon occurrence thereof;

(vi)
Subordination: ensure that all shareholders' and/or directors' loans or advances save and except for bonds issued by the Chargor to their shareholders (including interest payment relating thereto), whether now or hereafter owing from time to time by the Chargor to any shareholder or director including all such shareholders' and/or directors' loans or advances owing prior to the date of this Debenture shall henceforth at all times be subordinated to the Facility hereof and will procure all of its shareholders enclitic directors which have granted such loans or advances to the Chargor to agree to subordinate their loans to the Facility hereof and to execute such deed of subordination in form and substance satisfactory to the Lender in favour of the Lender if the Lender so requires;

(vii)
Insurance: at its own expense, effect and maintain or cause to be effected and maintained insurance over all its assets and property charged or to be charged to the Lender in connection with the Facility with reputable insurer(s), All policies and all endorsements, supplements or amendments thereto shall at the Lender's request be delivered to the Lender with the receipt for every premium payable in respect thereof seven (7) days prior to the expiry of such policies and in default of such delivery or production it shall be lawful (but not obligatory) for the Lender to renew and/or effect the insurance aforesaid in such sum as the Lender shall think fit at the Chargor's expense;

(viii)
Further Acts: from time to time on reasonable request by the Lender do or procure the doing of all such acts and will execute or procure the execution of all such documents as the Lender may consider necessary or desirable for giving full effect to this Debenture and/or secure to the Lender the full benefits of all rights, powers and remedies conferred upon the Lender by this Debenture.

(B)
Negative Undertakings: The Chargor undertakes that at all times during the continuance of the Transaction Documents and until the full and final discharge of all the Total Indebtedness it shall not, save and except with the prior written consent of the Lender. such consent not to be unreasonably withheld:-

(i)	undertake or permit or effect any re-organisation, amalgamation. reconstruction, or any other schemes of compromise or arrangement or otherwise affecting its present constitution;

(ii)
create or permit to arise or subsist or have outstanding any mortgage. charge (whether fixed or floating), pledge, hypothecation, lien (other than a lien arising by operation of law) or any other encumbrance or security whatsoever on or over the whole or any part of its properties or assets, both present and future whatsoever and wheresoever situate (including without limitation any factoring of the Chargor's Receivables);

(iii)	permit or suffer any substantial change in the shareholding of the Chargor;

(iv)	lease, let out, sublet or otherwise part with possession of any of the properties charged to the Lender under the Transaction Documents;

(v)	make substantial alteration to the nature of its business or effect any alteration of the Chargor's Memorandum and Articles of Association relating to its borrowing powers or principal business;

(vi)	declare make or pay any dividend or other distribution (in cash or in kind, in respect of any of its share capital in, or in respect of, any financial year or period; and

(viii)	place the Lender in a less favourable position in relation to other lenders, whether banks or other financial institutions, in terms of security or support.

7.	EVENTS OF DEFAULT

The Thud Indebtedness (whether subject to any specific agreement or otherwise) shall at the option of the Lender (without airing prior notice become immediately due and payable upon the occurrence or declaration by the Lender of any of the following events:-

(i)	Non-payment: the Chargor fails to punctually pay the Total Indebtedness at such time and date as provided in the Transaction Documents; or

(ii)
Breach of warranty: any representation, warranty, covenant or statement made by the Chargor in any Transaction Document or in any document delivered under it now or at any later date is not complied with or is incorrect, misleading or untrue or ceases to be correct. accurate or true in any material respect; or

(iii)
Breach of obligation or undertaking: the Chargor commits or threatens to commit any breach of or fails to observe any of the obligations accepted or undertakings given by its execution and delivery of the Transaction Documents to which it is a party or any other document called for by the terms of the Transaction Documents or commits any breach of or fails to observe any of its obligations or undertakings under the Transaction Documents to which it is a part) or in the reasonable judgement of the Lender threatens or is likely to commit any breach of or threatens or is likely not to observe any of the obligations or undertakings of the Chargor under the Transaction Documents and in the case of such breach or failure which in the reasonable opinion of the Lender is cable of being remedied, the Chargor fails to remedy such breach or failure to the satisfaction of the Lender within 30 days of its occurrence; or

(iv)
Insolvency: the Chargor becomes insolvent is unable to pay its debts as they fall due, stops, suspends or in the reasonable judgment of the Lender, threatens to stop or suspend its business or payment of its debts. begins negotiations or takes any proceedings or other step with a view, to re-adjustment, rescheduling or deferral of its indebtedness or proposes or makes a general assignment or any statutory or other arrangement or composition with or for the benefit of its creditors or a moratorium is agreed or declared in respect of or affecting the indebtedness of the Chargor; or

(v)	Enforcement proceedings: a distress, writ of seizure and sale. attachment, encumbrance, execution or other legal process is levied, enforced or sued over on or against the assets of the Chargor; or

(vi)
Security enforceable: any present or future security on or over the assets of the Chargor becomes enforceable and any step (including the taking of possession or the appointment of a Receiver or similar officer) is taken to enforce that security; or

(vii)
Dissolution: any step is taken by any person for the dissolution (including judicial management) of the Chargor (including if a petition is presented, an order is made or a notice is given for the passing of a resolution for such dissolution (including judicial management)) (except for the purpose of and followed by a reconstruction. amalgamation or reorganisation on terms approved by the Lender before that step is taken): or for the appointment of a liquidator (including a provisional liquidator t. Receiver. judicial manager, trustee. assignee. administrator. agent or similar officer of the Chargor over any part of the assets of the Chargor; or

(viii)
Change in ownership: any change occurs in the management, ownership or control of the Chargor or a significant portion of its assets, which in the reasonable opinion of the Lender constitutes a material adverse change affecting the financial condition or operations of the Chargor; or

(ix)
Authorisation and consents: any governmental registration, consent, licence, authorisation, approval, act, condition or thing required in connection with the Transaction Documents (including without limitation required to ensure that the Transaction Documents are legal, valid and binding on the Chargor and any other party thereto, and admissible in evidence in the courts of Singapore). or any other document, the execution and delivery of which is contemplated therein, expires, is not done, complied with or obtained or is terminated, revoked modified or restricted in any way unacceptable to the Lender. or any certificate or opinion furnished under any Transaction Document is shown to have been false or misleading as of its date in any material impact; or

(x)
Illegality: it is or will become unlawful for the Chargor or any party to the Transaction Documents to perform or comply with any one or more of its respective obligations under the Transaction Documents; or

(xi)
Accounts: the audited accounts of the Chargor delivered to the Lender under paragraph 1.7 of Schedule 2 to the Facility Agreement are qualified in a manner or to an extent unacceptable to the Lender, or

(xii)	Transaction Documents: any Transaction Document is not in full force and effect; or

(xiii)
Legal proceedings: any suit or action of any kind whatsoever (whether criminal or civil) shall be instituted or threatened against the Chargor which may have a material adverse effect on the financial condition or business of the Chargor; or

(xiv)	Analogous events: an event occurs which under the law of any relevant jurisdiction, has an analogous or equivalent effect to any of the events mentioned in this Clause 7; or

(xv)
Compulsory Acquisition: any notice or proposal for compulsory acquisition of any property or assets issued or made which in the reasonable opinion of the Lender has or may have a material adverse effect on the Charger; or

(xvi)
 Material adverse change: any event occurs or circumstance arises which, in the reasonable opinion of the Lender, gives grounds for believing that the Charger or any party to the Transaction Documents will or may not (or may be unable to) perform Or comply with any one or more of their respective obligations under the Transaction Documents or any other documents called for by the Transaction Documents or is otherwise in jeopardy and notice thereof is given to the Chargor.

8.	POWERS OF THE LENDER ON DEFAULT BY THE CHARGOR

(A)
Powers : Subject to the proviso in 8(B) below, if any Event of Default shall have occurred or is declared, the Lender shall be entitled to, inter alia, exercise all or any of the following powers. that is to say:-

(i)
Payment of Total Indebtedness : the Lender may by prior written notice of 5 Business Days to the Charger declare the Total Indebtedness hereunder to be immediately due and payable. whereupon the same shall, notwithstanding any other provision of this Debenture, become so payable together with accrued interest thereon (including without limitation any default interest) and any other sums then owed by the Chargor or hereunder without further demand, presentment, protest or other notice whatsoever. and without the consent, decree or authorisation of any court, all of which are hereby expressly waived by the Chargor.

(ii)
Cancellation of undisbursed Facility : the Lender may by written notice to the Charger, declare that any undisbursed portion of the Facility shall be cancelled whereupon the same shall be cancelled notwithstanding any subsequent action by the Chargor to remedy any of the Events of Default; and/or

(iii)
Give notice and sue for recovery: the Lender may from time to time at its discretion be at liberty to give any notice which may be deemed necessary by the Lender to any person or persons owing moneys to the Chargor that all such moneys be paid to the Lender and the Chargor hereby irrevocably appoints the Lender to be its attorney in fact to demand sue for recover and take all appropriate legal proceedings to recover such moneys and to give a good receipt for the same and to give such notices to the debtors of the Chargor and to take all necessary steps to complete the assignment of such moneys to the Lender.

(B)
Provided that no Event of Default under Clause 7 will occur if the failure to comply or breach is capable of remedy and is remedied within five (5) Business Days of the Lender giving notice to the Charger of the failure to comply or breach. Such notice shall include reasonable details of the non compliance or breach.

(C)
Exercisable at Lender's Discretion : All or any of the rights. powers or remedies conferred by this Debenture shall be exercisable by the Lender at its discretion, or at any time and from time to time and in any order as may be determined by the Lender.

9.	REPRESENTATIONS AND WARRANTIES

The Chargor hereby represents and warrants to the Lender as follows:-

(i)
Status: the Chargor is a company with limited liability and was duly incorporated in the Republic of Singapore and is validly existing under the laws of the Republic of Singapore with the power and authority to own assets and to conduct the business which it conducts and/or purports to conduct;

(ii)
 Powers and authorisation: the Chargor has full power and authority to carry on the business currently carried on by it, to borrow monies and to enter into. exercise its rights and perform its obligations under the Transaction Documents;

(iii)
Valid and binding obligations: the Transaction Documents have been validly authorised by the appropriate corporate actions of the Chargor and when executed and delivered will constitute legal valid and binding obligations of the Charger and are enforceable against the Chargor in accordance with their respective terms;

(iv)
Requirements fulfilled: all actions. conditions and things required to be taken, fulfilled and done (including without limitation the obtaining of any necessary consents and the like except for stamp duty on the Transaction Documents (where applicable) and any filings in relation thereto which will be done within the time agreed between the Lender and the Charger and in accordance with the requirements of the law) in order (i) to enable the Charger lawfully to enter into, exercise its rights and perform and comply with its obligations under the Transaction Documents, (ii) to ensure that the said obligations are legally binding and enforceable, and (iii) to make the Transaction Documents admissible as evidence in the courts of Singapore have been taken, fulfilled and done:

(v)
No material adverse effect: the Chargor has not committed, under any agreement to which it is a party or by which it is bound a default which might have a material adverse effect on the business, assets or financial condition of the Chargor;

(vi)
 No litigation: save as disclosed by the Chargor to the Lender prior to the execution of this Debenture, there are no litigation, arbitration or administrative proceedings current or pending before any court or to the knowledge of the Chargor threatened against or affecting the Chargor and no proceedings are before any court, tribunal, government agency or administrative body pending or to the knowledge of the Chargor threatened against it which if adversely determined would materially and adversely affect the financial condition or operations of the Chargor or impair the rights of the Charger to carry on its business substantially as now conducted or the ability of the Chargor to observe and perform its obligations under the Transaction Documents, and to the best of the knowledge and belief of the Chargor, the Chargor has complied with all applicable laws statutes and regulations and with the requirements of all government authorities having jurisdiction over the Chargor;

(viii)
No dissolution: no legal procedure has been started nor have any legal proceedings been initiated or, to the best of the Chargor's knowledge and belief, threatened, for the dissolution, winding-up or reorganisation of, or for the appointment of a receiver, manager (including a judicial manager appointed under Part VIIIA of the Companies Act), trustee or similar officer of the Chargor or of any or all of its assets;

(viii)
Taxes: the Charger has filed all tax returns which it is required by law to file and has paid and discharged all taxes. assessments, fees and other governmental charges (other than payroll taxes in the aggregate sum of $113,353.00) assessed against it or upon any of its assets or adequate reserves have been established for the payment thereof Provided that this sub-Clause shall apply only to tax returns or payments (described as aforesaid) where the failure to file such tax returns and/or make such payments might, in the reasonable opinion of the Lender, have a material and adverse effect on the business or financial condition of the Chargor;

(ix)	No Default: the Chargor is not in default in the payment or performance of any of its obligations for borrowed money and no Event of Default has occurred or is continuing or is anticipated;

(x)	Compliance: neither the execution and delivery of the Transaction Documents nor the performance of any of the terms thereof will:-

(a)	contravene or constitute a default under any provision contained in any agreement, instrument law, judgment, order, licence, permit or consent by which the Charger is bound or affected; or

(b)
cause any limitation on the Chargor or the powers of its directors, whether imposed by or contained in its Memorandum and Articles of Association or by-laws or in any law, judgment, agreement, instrument or otherwise, to be exceeded;

(xi)
No security : save as otherwise disclosed in the Accounting and Corporate Regulatory Authority and except for any security granted in favour of the Lender in relation to this Debenture, no security exists on or over the assets of the Chargor other than any lien arising by operation of law;

(xii)
Repetition: each of the above representations and warranties will be correct and complied with in all respects so long as any sum remains to be lent or remains payable under this Debenture as if repealed then by reference to the then existing circumstances.

10.	APPOINTMENT OF RECEIVER

(A)
Appointment : At any time after (i) any of the Total Indebtedness shall have become payable under Clause 7 hereof or (ii) the Chargor shall have requested the Lender to appoint a Receiver hereunder. the Lender may appoint one or more persons to be a Receiver of the Charged Property.

(B)
Removal : The Lender may (i) remove any Receiver previously appointed hereunder and (ii) appoint another person or other persons as Receiver or Receivers, either in the place of a Receiver so removed or who has otherwise ceased to act or to act jointly with a Receiver or Receivers previously appointed hereunder. If at any time and by virtue of any such appointment(s) any two or more persons shall hold office as Receivers of the same assets, each one of such Receivers shall be entitled (unless the contrary shall be stated in any of the deed(s) or other instrument(s) appointing them) to exercise all the powers and disc hereby conferred on Receivers individually and to the exclusion of the other or others of them.

(C)
By Deed or in Writing : Every such appointment or removal, and every delegation, appointment or removal by the Lender in the exercise of any right to delegate powers or to remove delegates herein contained. may be made either by deed or by instrument in writing under the hand of any officer of the Lender or by any person authorised in writing in that behalf by any such officer.

11.	RECEIVER

(A)	Powers of Receiver : A Receiver so appointed shall be the agent of the Chargor and the Chargor shall be solely responsible for his acts and defaults and remuneration. Such Receiver shall have power:-

(i)
Entry onto land: to enter into and take possession of or control any land or premises of the Chargor or any part thereof or collect and get in any Charged Property and for that purpose to take any proceedings in the name of the Chargor or otherwise as may seem expedient;

(ii)
Carry on business:  to carry on, manage or concur in carrying on and managing the business of the Chargor or any part thereof including the power where the Chargor has one or more subsidiaries of supervising controlling and financing such subsidiary or subsidiaries and its or their business or businesses and the conduct thereof and for any of those purposes to raise or borrow any money from the Lender or any other person to rank for payment in priority to the security constituted by or pursuant to this Debenture and with or without a mortgage or charge that may he required upon the security of the whole or any part of the Charged Property;

(iii)
Call on shares : where any capital in respect of any such capital or shares of the Chargor is outstanding and uncalled to require the directors of the Chargor forthwith to call up all or so much of such uncalled capital of the Clangor and to enforce payment of calls so made and any previous unpaid calls by taking proceedings in the name of the Chargor or his own name or otherwise as may seem expedient and as may be sufficient to pay to the Lender all moneys then due and owing hereunder.

(iv)
Sell or lease property : forthwith and without restriction to sell. lease, surrender or otherwise dispose of or agree in selling, leasing, accepting surrenders or otherwise disposing (obtaining only when and where necessary the leave of the Court) of the whole or any part of the Charged Properly (and for this purpose. to sever. if necessary, plant, machinery and other fixtures from the land) by public auction or by private contract on such terms and conditions as he may think fit, with power to vary any contract for sale and to resell without being answerable for any loss occasioned thereby; any such sale may be for cash, shares or stocks. debenture stock or other valuable consideration to be paid or satisfied at such time or times as the Receiver shall think fit;

(v)
License property : to lease, let, hire and license or agree in leasing, letting, hiring and licensing or accept surrenders of leases, tenancies or licences of all or any part of the land and premises of the Charged Property and assets on such terms and for such consideration as he may deem fit;

(vi)	Arrangement or compromise: to make any arrangement or enter into any compromise which he shall think expedient;

(vii)
Repair property: to repair and keep in repair and make and effect all or any improvements of the Charged Property and assets and fur this purpose to apply in the name of the Chargor for such licences or approvals as may be required by any law or regulation and to take out maintain and renew all insurances in respect of the Charged Property and assets against loss or damage by fire or any other risk as he shall think fit;

(viii)
Employ professional advisers: to employ, engage, appoint and terminate the services of such managers and other employees and professional advisers or otherwise on such terms and conditions as to remuneration or otherwise as he shall think fit including without limitation the power to engage his own firm in the conduct of the receivership;

(ix)
Acquire share capital : to promote or otherwise acquire the share capital of any body corporate with a view to such body corporate becoming a subsidiary of the Chargor and purchasing, leasing or otherwise acquiring an interest in the whole or any part of the Charged Property or carrying on any business in succession to the Chargor or any subsidiary of the Chargor;

(x)
Take proceedings: to take or defend proceedings in the name of the Chargor including proceedings for the conpulsory winding-up of the Chargor and to submit to arbitration, negotiate, compromise, abandon and settle any claims and proceedings concerning the Charged Property and to demand, receive, give valid receipt for or discharge the same;

(xi)
Incidental acts: to execute and do all such acts, deeds and things as to him or the Lender may appear incidental or conducive to any of the powers vested in him or to be conducive to the realisation of the security constituted by or pursuant to this Debenture and which he lawfully may or can do as agent for the Chargor; and

(xii)
General: generally to do or cause to be done such acts or things which the Chargor may have done in the ordinary conduct of its business for the protection as well as for the improvement of the Charged Property.

(B)
Consideration for Sale or Disposal: In making any sale or other disposal of any of the Charged Property in the exercise of their respective powers (including a disposal by the Receiver to any such subsidiary as is referred to in sub-Clause (A) above) the Receiver or the Lender may accept, as and by way of consideration for such sale or other disposal, cash, shares, loan capital or other obligations, including without limitation consideration fluctuating according to or dependent upon profit or turnover and consideration the amount whereof is to be determined by a third pan). Any such consideration may be receivable in a lump sum or by instalments and upon receipt by the Receiver shall ipso facto be and become charged with the payment of the Total Indebtedness. Any contract for any such sale or other disposal may contain conditions excluding or restricting the personal liability of the Receiver or the Lender. Plant, machinery and other fixtures may be severed and sold in the exercise of their respective powers by the Receiver or the Lender separately from the premises to which they are attached without any consent being obtained from the Charger.

12.	POWER OF ATTORNEY

(A)
Appointment : The Chargor hereby irrevocably appoints any and eyery Receiver appointed as aforesaid and his substitute or substitutes the attorney' or attorneys in fact of the Chargor when more than one jointly and severally and on its behalf and as its acts and deeds to execute, sign, seal and deliver and otherwise perfect any deed, assurance, agreement, instrument or act which may be required or may be deemed proper for any of the purposes set out in the preceding Clause 11 hereof and with power for such attorney or attorneys to appoint or remove any substitute or substitutes.

(B)
Ratification: The Chargor hereby declares that such power of attorney has been given for valuable consideration and shall be and remain irrevocable for as long as any part of the Total Indebtedness remains unpaid or outstanding. The Charger hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney appointed pursuant to paragraph (A) above shall do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in paragraph (A) above.

13.	APPLICATION OF MONIES BY RECEIVER

(A)
Order of Application : All monies received by any Receiver appointed under this Debenture shall (subject to the rights and claims of any person haying a security ranking in priority to the security constituted by or pursuant to this Debenture) be applied in the following order:-

(i)	in the payment of the costs. charges and expenses of and incidental to the Receiver's appointment and the payment of his remuneration;

(ii)	in the payment and discharge of any liabilities incurred by the Receiver on the Chargors behalf in the exercise of any of the powers of the Receiver;

(iii)	in or towards payment of any debt or claim which are by statute payable in preference to the Total Indebtedness but only to the extent to which such debt or claim have such preference;

(iv)	in or towards the satisfaction of all interest remaining unpaid on the Total Indebtedness owing to the Lender;

(v)	in or towards the satisfaction of all Total Indebtedness owing to the Lender; and

(vi)	any other fees or expenses accruing hereunder,

and any surplus shall be paid to the Chargor or other person entitled thereto.

(B)
Remuneration: Every Receiver so appointed shall be entitled to reasonable remuneration for his services at a rate to be fixed by agreement between him and the Lender (or, failing such agreement, to be fixed by the Lender) appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted in accordance with his current practice or the current practice of his firm.

(C)	Application : Only monies actually paid by the Receiver to the Lender in satisfaction or discharge of the

Total Indebtedness shall be capable of being applied in satisfaction thereof.

(D)	No Liability: Save as aforesaid the Lender shall be under no liability whatsoever to the Receiver for his remuneration, costs. charges, expenses or otherwise.

(E)	Exclusions : The provisions of Sections 29(6) and (8) of the Conveyancing Law of Property Act, Chapter 61, 1994 Revised Edition Singapore shall not apply to this Debenture.

14.	APPOINTMENT OF RECEIVER NOT AFFECTING OTHER POWERS

The powers of appointment of a Receiver hereunder shall be in addition to and not to the prejudice of any statutory and other powers (whether of sale, receiving rents, distraining for rents or otherwise) of the Lender or otherwise and so that such powers shall be and remain exercisable by the Lender in respect of any of the Charged Property and of which no appointment of a Receiver by the Lender shall from time to time be subsisting and that notwithstanding that an appointment under the provisions hereof shall have subsisted and been withdrawn in respect of that property or assets or shall be subsisting m respect of any other Charged Property.

15.	APPOINTMENT OF LENDER AS ATTORNEY IN FACT

(A)
Appointment : The Chargor hereby irrevocably appoints the Lender and any attorney in fact for the time being of the Lender its attorney in fact and in its name and on its behalf and as its acts and deeds or otherwise to sign, seal. deliver and otherwise perfect any such legal or other mortgages, charges, assignments, transfers or agreements as aforesaid or (without executing any such mortgage) any deed, assurance, instrument or act which may be required or may be deemed proper or expedient for the full exercise of all or any of the powers hereby conferred on the Lender or the Receiver for the purposes of enforcing or realising this security.

(B)
Ratification : The Chargor hereby declares that such power of attorney has been given for valuable consideration and shall be and remain irrevocable for as long as any part of the Total Indebtedness remains unpaid or outstanding. The Charger hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney appointed pursuant to paragraph (A) above shall do or purport to do in the exercise or purported exercise of all or any of the powers. authorities and discretions referred to in paragraph (A) above.

16.	NO ENQUIRY BY THIRD PARTY

Any person dealing with the Lender or any of its delegates or the Receiver appointed hereunder shall not be bound to see or enquire whether any event has happened upon which any of the powers contained in this Debenture are or may be exercisable by the Lender or the Receiver or otherwise as to the propriety or regularity of any exercise thereof or any act purporting or intended to be an exercise thereof or whether any money remains owing upon this security or be concerned to see whether any such delegation shall have lapsed for any reason or been revoked.

17.	WAIVER NOT TO PREJUDICE RIGHTS OF THE LENDER

The Lender may from time to time and at any time waive either unconditionally or on such terms and conditions as it may deem fit any breach by the Chargor of the covenants, undertaking, stipulations, terms and conditions contained in the Transaction Documents and any modification thereof but without prejudice to any power, right and remedy for enforcement thereof. provided that:-

(i)
no neglect or forbearance of the Lender to require and enforce payment of any money under any Transaction Document or the performance and observance of an covenant, undertaking, stipulation, term and condition contained in any Transaction Document. nor any time which may be given to the Chargor or any person shall in any way prejudice or affect any of the rights, powers or remedies of the Lender at any time afterwards to act strictly in accordance with the provisions hereof; and

(ii)
no such waiver of any breach as aforesaid shall prejudice the rights of the Lender in respect of any other or subsequent breach of any of the covenants, undertakings, stipulations, terms or conditions aforesaid.

18.	INDULGENCE

(A)
Time : The liability of the Chargor hereunder shall not be impaired or discharged by reason of any time or other indulgence being granted by or with the consent of the Lender to any person who or which may be in any way liable to pay any of the Total Indebtedness or by reason of any arrangement being entered into or composition accepted by the Lender modifying the operation of law or otherwise its rights and remedies under the provisions of any Transaction Document.

(B)
Abstention : The Lender may at any time or times without discharging or in any way, affecting the security created by or pursuant to this Debenture or any remedy in respect of such security grant to the Chargor time or indulgence or abstain from asserting, culling. exercising or enforcing any remedy, security, guarantee or other rights which it may now or hereafter have from or against the Chargor.

19.	RIGHTS OF THE LENDER

(A)
Set-Off : The Chargor authorises the Lender (who shall not be obliged) to apply at any time and without prior notice to the Charger, any credit balance (whether or not then due) to which the Charger is at any time beneficially entitled to any account of the Charger at any. office of the Lender (whether in Singapore or elsewhere) in or towards the immediate satisfaction of any part of the Total Indebtedness whether matured or otherwise, whether contingent, unliquidated or joint and whether expressed in a currency different from the currency of the account of the Charger. and unpaid_ For that purpose, the Lender is authorised to (i) withhold payment of all or an) part of such credit balance and/or (ii) use all or any pan of any such credit balance to buy such other currencies as may be necessary to effect such application. The Lender's rights under this Clause, which shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other right to which it is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(B)
Right to Debit : If any of the Total Indebtedness shall not be paid on the due date thereof the Lender shall be at liberty forthwith or any time thereafter to debit the same to any account of the Chargor then current without prejudice to the rights and remedies of the Lender against the Chargor and any other party liable to the Lender for the same and also without prejudice to any right of the Lender under this Debenture.

(C)	Right of Consolidation :

(i)	The provisions of Section 21(1) of the Conveyancing and Law or Property Act. Chapter 61, 1994 Revised edition. (restricting the right of consolidation) shall not apply to this Debenture.

(ii)
Without prejudice to any equitable right of consolidation it is hereby declared that no property of the Charge which at the date hereof is or which at any time hereafter shall become subject to a mortgage or charge in favour of or vested in the Lender shall be redeemed except on payment not only of all moneys secured thereby but also of all the Total Indebtedness.

20.	PAYMENT

(A)
 Manner of Payment: Unites otherwise provided in this Debenture or otherwise specified by the Lender, payments to be made by the Charger to the Lender under this Debenture, including all repayments of principal and payments of interest and any other sums due from the Charger, shall be made by wire transfer in USD to the Lender at [please provide account details for wire transfer] or to such account or at such other address as the Lender may designate from time to time.

(B)
Non-Business Day: Any payment to be made by the Chargor on a day which would otherwise be due on a non-Business Day shall instead be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if-there is none), and all calculations of interest shall be adjusted accordingly.

(C)	Free and Clear Payments: Clause 10 of the Facility Agreement shall apply.

(D)
Payments to be in Gross : All moneys received by the Lender from the Chargor or from any other person or estate or parry capable of being applied in reduction of the Total Indebtedness shall be regarded for all purposes as payments in gross and if the Chargor or any person or party shall become bankrupt or insolvent or be wound up (either by order of court or by an effective resolution for winding up) the Lender may prove against the Chargor or any such other person or party for the whole of the moneys then owing and no money received under such proof shall be considered as received in respect of this Debenture but the full amount of the Total Indebtedness shall be payable until the Lender have received from all sources one hundred cents in the dollar and if the amount ultimately. received by the Lender shall exceed the amount of the ultimate balance owing to the Lender the excess only over such ultimate balance shall be repaid to the person or party on whose account the same shall have been received by the Lender.

21.	REMEDIES AND WAIVERS

Neitherthe failure to exercise nor any delay in exercising on the part of the Lender any right or remedy her shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

22.	INDEMNITY

(A)
Indemnity : The Chargor acknowledges that the Facility is granted and extended by the Lender on the terms and conditions of the Transaction Documents and the security created therein. In connection therewith and without prejudice to any of the provisions herein, the Chargor shall keep the Lender fully and effectively indemnified from and against. all actions, losses, claims, proceedings, costs. demands or liabilities which may be suffered or incurred by the Lender under or by virtue of the Charged Property. this Debenture and/or by virtue of the Lender granting to the Chargor any part of the Facility.

(B)
Tax Indemnity : Without prejudice to the provisions of any Transaction Document, if the Lender is required by law to make any payment, whether on account of tax (not being a payment of tax on its overall net income) or otherwise, on or calculated by reference to any sum received or receivable by it under any Transaction Document or any liability in respect of any such payment is asserted imposed, levied or assessed against the Lender as a consequence of any credit, deduction or refund obtained by the

Lender in respect of interest paid under any Transaction Document being disallowed, the Chargor will on demand pay to that Lender free and clear of all withholdings and deductions an amount sufficient to indemnify it against such payment or liability, together with any interest, penalty and expense payable or incurred in connection therewith.

(C)	Currency Indemnity :

(i)
In respect of any sum payable by the Chargor under or in connection with any Transaction Document (and any damages in relation thereto). USD (the "Currency of Account") shall be the sole currency of account and payment.

(ii)
Any amount received or recovered in a currency other than the Currency of Account (whether as a result of. or of the enforcement of, a judgment or order of court of any jurisdiction, in the dissolution of the Chargor or otherwise) by the Lender in respect of any sum expressed to be due to it from the Chargor under any Transaction Document shall only constitute a discharge to the Chargor to the extent of the amount of the Currency of Account which the recipient is able, in accordance with its usual practice, to purchase with the amount so received or recovered in that currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

(iii)
If that amount in the Currency of Account is less than the amount of the Currency of Account expressed to be due to the recipient under any Transaction Document. the Chargor shall indemnify it against any loss sustained by it as a result. In any event. the Chargor shall indemnify the recipient against the cost of making any such purchase.

(D)
Indemnities Separate and Independent: Each of the indemnities in this Debenture constitutes a separate and independent obligation from the other obligations in this Debenture, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Lender and shall continue in full force and effect despite any judgment. order, claim or proof for a liquidated amount in respect of any sum due under this Debenture or any judgment or order. No proof or evidence of any actual kiss may be required.

23.	CALCULATIONS

(A)	Basis of Calculation : All interest and fees shall accrue from day to day and shall be calculated on the basis of a year of 365 days and the actual number of days elapsed.

24.	ASSIGNMENT

(A)
Benefit and Burden of this Debenture : This Debenture shall benefit and be binding on the parties, their respective successors and any permitted assignee or transferee of some or all of a party's rights or obligations under this Debenture. Any reference in this Debenture to any party shall be construed accordingly.

(B)	Chargor: The Chargor may not assign or transfer all or any part of its rights or obligations under this Debenture.

(C)	Lender :

(i)
The Lender may assign or transfer all or any part of its rights and/or obligations under this Debenture without the consent of the Chargor. Any such assignment or transfer shall after such assignment or transfer be notified in writing by the Lender to the Chargor.

(ii)
Any such assignee or transferee shall be and be treated as a Lender for all purposes of each Transaction Document and shall he entitled to the full benefit of each Transaction Document to the same extent as if it were an original party in respect of the rights and obligations assigned or transferred to it.

25.	NOTICES AND DISCLOSURE

(A)
Any notice or other communication given under this Debenture shall be in writing and shall be served by delivering it personally or sending it by registered post or by registered airmail (if posted to a country other than where the serving Party is located) or courier or facsimile transmission to the address or electronic transmission to the answerback address and for the attention of the relevant party. Any such notice shall be deemed to have been received:

a)	if delivered personally. at the time of delivery;

b)	in the case of registered post or by courier, 48 hours from the date of posting or dispatch :

c)	in the case of registered airmail. 5 days from the date of posting: and

d)	in the case of facsimile or electronic transmission, at the time of transmission

Provided that if deemed receipt occurs before 9 am on a Business Day the notice shall be deemed to have been received at 9 am on that day. and if receipt occurs after 5 pm on a Business Day. or on a day which is not a Business Day, the notice shall be deemed to have been received at 9 am on the next Business Day.

(B)	Addresses and fax numbers of the parties are:

a)	In the ease of the Lender:
	i)	Attn: Mohan Raj Abraham
	Address:	19. Koppel Road #09-05, Jit Poh Building
Singapore 089058
	Fax:	+65 6323 0291
	Email:	mohan@Abrahamlawoffice.com
and
ii)	Attn:	Janet Cowgill
	Address:	Wind Fields
39850 Snickersville Turnpike
Middleburg VA 20117
	Fax:	703 940 4282
	Email:	jancowgilll@aol.com

b)	In the case of the Chargor:
	Attn:	Anthony Harisson
	Address:	135 Joo Seng Road #02-01, Singapore 368363
	Fax:	+65 6338 5373
	Email:	aharrison@astratagroup.com

or such other address or facsimile number as may be notified in writing from time to time by the relevant party to the other party.

(C)	Each party may change its address from time to time, provided notice of such change of address is provided to the other party in accordance with this Clause.

(D)	Certification: Any document to be delivered to the Lender under the Transaction Documents shall be signed or certified by a director or authorised signatory of the Chargor.

26.	PARTIAL INVALIDITY

The illegality, invalidity or unenforceability of any provision of this Debenture under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

27.	COUNTERPARTS

This Debenture may be signed in any number of counterparts, all of which taken together when delivered to the Lender shall constitute one and the same instrument. Any party may enter into this Debenture by signing any such counterpart

28.	GOVERNING LAW AND JURISDICTION

(A)	Governing Law: This Debenture shall be governed by and construed in accordance with the laws of Singapore.

(B)	Jurisdiction :

(i)
The courts in Singapore have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Debenture including disputes regarding the existence, validity or termination of this Debenture ("Dispute:);

(ii)	The parties agree that the courts of Singapore are the most appropriate and convenient courts to settle any Disputes and accordingly no party will argue to the contrary.

(This space is intentionally left blank)

IN WITNESS WHEREOF the Chargor has caused its Common Seal to be hereunto affixed. and the authorised  representative of the Lender has set his hand, the day and year first above written.

THE CHARGOR

The Common Seal of	)
ASTRATA (SINGAPORE) PTE LTD	)
was hereunto affixed in	)
the rpesence of:	)

/s/ signature DIRECTOR

/s/ Choo Bee Eng SECRETARY
Choo Bee Eng

THE LENDER

Signed by MOHAN R. ABRAHAM, Director
for and on behalf of FAME TRADING LTD.
the presence of:
/s/ Mohan R. Abraham

/s/ Tmyl Selvi Krishnaray

Tamil Selvi Krishnaray
Abraham Advocdoesh
Solicitors